SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2008

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6139 South Rural Road, Suite 103, Tempe Arizona 85283
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (480) 820-5950

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 7, 2008, the board of directors appointed Alois Wiget to serve as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Mr. Wiget has served, and continues to serve, as President/CEO for the following private companies: ICAT Consulting SA., Haustadt & Timmermann AG., Imprego AG., GIFI Finanzierungs-AG. and Vittoria Finanz AG.  Mr. Wiget is a co-owner of the consulting/accounting firm WITRAG Management Consultants SA since 1989. Over the past 20 years, Mr. Wiget has served as an independent business consultant and tax advisor to various companies in Europe. He is currently a senior member of the Swiss Economic Association in Zurich.

There are no family relationships between Mr. Wiget and any of our directors or executive officers.

Mr. Wiget has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/  Daniel Hunter
Daniel Hunter
Chief Operating Officer

Date: August 7, 2008